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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-86745, Form S-8 No. 333-86497, Form S-8 No. 333-09215, Form S-8 No. 333-12145, Form S-8 No. 333-19417, Form S-8 No.
333-24727, Form S-8 No. 333-49049, Form S-8 No. 333-68245, Form S-3 No.
333-62875, Form S-3 No. 333-62875-01, Form S-3 No. 333-62875-02 and Form S-3
No. 333-92875-03) of our report dated January 27, 2000, with respect to the consolidated financial statements of Associates First Capital Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 28, 2000